Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of CollPlant Biotechnologies Ltd. of our report dated April 1, 2020 relating to the financial statements, which appears in CollPlant Biotechnologies Ltd ’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 30, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited